EXHIBIT 99.1

InfoSpace Announces First Quarter 2007 Results

BELLEVUE, Wash. (April 26, 2007) – InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the three months ended March 31, 2007.

Revenues for the first quarter of 2007 were $86.6 million, reflecting a $3.6 million or 4% decrease over the first quarter of 2006. Net loss for the first quarter of 2007 was $0.5 million or $0.02 per share versus net income of $3.0 million or $0.09 per diluted share in the first quarter of 2006.

Cash, cash equivalents, and marketable investments as of March 31, 2007 totaled $412.9 million, a net increase of $11.0 million from the end of 2006. At the end of the quarter, the Company had no debt obligations.

“Although mobile media revenues declined as expected, revenues from our core online and mobile businesses showed strong sequential increases and generated strong cash flow,” said Jim Voelker, chairman and chief executive officer of InfoSpace, Inc. “The recent announcement of several key partnerships including AT&T, Vodafone’s SFR, and Google reflect our strength and give us good reason to be optimistic for the year ahead.”

First Quarter Highlights and Recent Developments

InfoSpace:

•	Extended its partnership agreement with Google to deliver their results on the InfoSpace online network into 2011.

•	Signed six new online distribution partners and two contract extensions with existing ISP customers.

•

Renewed its partnership with AT&T to power the popular MEdia Net Service into 2008. In addition, InfoSpace will continue to provide AT&T with customized mobile search and messaging solutions, as well as professional hosting and management services.

•	Launched a customized mobile search engine for Vodafone’s SFR as part of a trial by SFR to offer its customers extended mobile services.

•	Launched InfoSpace Find It! for BlackBerry devices. InfoSpace Find It! is a premium local search application that allows users to easily locate and navigate to nearby points of interest.

•	Announced new partnerships with FAST and InfoGin to enhance the Company’s mobile search offering.

First Quarter 2007 Segment Information and Adjusted EBITDA

Online

Online revenues were $45.0 million in the first quarter of 2007, a decrease of $1.1 million or 2% from the first quarter of 2006. Online segment income was $18.0 million or 40% of revenues in the first quarter 2007.

Mobile

Mobile revenues were $41.6 million in the first quarter of 2007, a decrease of $2.5 million or 6% from the first quarter of 2006. Mobile segment loss was $3.4 million or 8% of revenues in the first quarter 2007.

Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization (”Adjusted EBITDA”)

Adjusted EBITDA was $9.0 million in the first quarter of 2007, compared to Adjusted EBITDA of $12.7 million in the first quarter of 2006. InfoSpace’s Adjusted EBITDA is calculated by adjusting GAAP net income, which includes the effects of the restructuring charges and sale of non-core operations, to exclude the effects of income taxes, depreciation, amortization of intangible assets, stock-based compensation expense, and other income, net (including such items as interest income, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed in the accompanying table to the condensed consolidated financial statements.

InfoSpace’s management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and gains that are not indicative of our core business operating results. InfoSpace believes that management and the investors benefit from referring to this non-GAAP financial measure in assessing InfoSpace’s performance. Adjusted EBITDA should be evaluated in light of the Company's financial results prepared in accordance with GAAP. A table reconciling the Company's Adjusted EBITDA to net income in accordance with GAAP accompanies the condensed consolidated financial statements in this release.

Second Quarter and Full Year Outlook

The Company’s guidance excludes the potential impact of any future one-time gains or losses. The Adjusted EBITDA guidance below has been prepared in a manner consistent with the historical Adjusted EBITDA data provided above and in the accompanying table.

For the second quarter of 2007, the Company expects revenue to be between $70 million and $72 million. Additionally, the Company expects Adjusted EBITDA to be between $1 million and $2 million and GAAP net loss to be between $4 million and $5 million, or $0.12 and $0.15 per share.

For the full year, the Company expects revenue to be between $270 million and $280 million. Additionally, the Company expects Adjusted EBITDA to be between $28 million and $32 million and GAAP net loss to be between $1 million and $3 million, or $0.03 and $0.09 per share.

A conference call will be held today at 2 p.m. Pacific/ 5 p.m. Eastern. The live Webcast can be accessed in the Investor Relations section of the InfoSpace corporate Web site, at http://www.infospaceinc.com. A replay of the call will be available approximately one hour after the call through May 6, 2007, at 7:30 p.m. Pacific/ 10:30 p.m. Eastern.

About InfoSpace, Inc.

InfoSpace, Inc. is a leading developer of tools and technologies to help people discover and enjoy content and information—whether on a mobile phone or on the PC. The Company’s mobile platform and applications, such as InfoSpace Find It! (www.infospacefindit.com), create programming and sales opportunities for carriers, while satisfying consumer demand for highly relevant mobile functionality and content. InfoSpace uses its proprietary metasearch technology to power a portfolio of branded Web sites, including Dogpile (www.dogpile.com) and Zoo (www.zoo.com), a new kid-friendly search engine, and provide private-label search and online directory services to consumers on a global basis. More information can be found at www.infospaceinc.com.

###

Source: InfoSpace, Inc.

For more information, contact:

Stacy Ybarra, InfoSpace

425.709.8127

stacy.ybarra@infospace.com

This release contains forward-looking statements relating to InfoSpace, Inc.'s operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include without limitation statements regarding our continuing generation of cash flow, our projected financial performance for the second quarter and full year 2007, and optimism for the year ahead. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace's actual results include general economic, industry and market sector conditions, the progress and costs of the development of our products and services, the timing and extent of market acceptance of those products and services, our dependence on companies to distribute our products and services, the ability to successfully integrate acquired businesses and the successful execution of the Company’s strategic initiatives and restructuring plans. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace's most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q as filed from time to time, in the section entitled "Risk Factors." Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended
	March 31, 2007	March 31, 2006
Revenues	$86,643	$90,274
Operating expenses: (1)
Content and distribution	41,617	41,612
Systems and network operations	6,725	7,108
Product development	14,742	9,308
Sales and marketing	8,949	9,563
General and administrative	13,694	14,086
Depreciation	4,591	3,317
Amortization of intangible assets	1,802	3,708
Restructuring and other, net (2)	(833)	—

Total operating expenses	91,287	88,702

Operating income (loss)	(4,644)	1,572
Other income, net	5,191	3,872

Income before income taxes	547	5,444
Provision for income taxes	(1,087)	(2,439)

Net income (loss)	$(540)	$3,005

Net income (loss) per share—Basic	$(0.02)	$0.10

Weighted average shares outstanding used in computing basic net income (loss) per share	31,461	31,083

Net income (loss) per share—Diluted	$(0.02)	$0.09

Weighted average shares outstanding used in computing diluted net income (loss) per share	31,461	32,917

(1)	Stock-based compensation expense for the three months ended March 31, 2007 and 2006 is allocated among the following captions (in thousands):

	Three months ended
	March 31, 2007	March 31, 2006
Systems and network operations	$554	$190
Product development	1,625	415
Sales and marketing	2,092	1,042
General and administrative	3,014	2,462

Total stock-based compensation expense	$7,285	$4,109

(2)	Amount consists of a gain on the sale of the assets related to a games studio of $1.3 million and restructuring charges of $433,000.

InfoSpace, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$220,621	$163,505
Short-term investments, available-for-sale	192,301	238,444
Accounts receivable, net	65,767	78,742
Other receivables	2,781	3,402
Prepaid expenses and other current assets	10,899	14,753

Total current assets	492,369	498,846

Property and equipment, net	38,208	33,212
Goodwill	104,424	104,424
Other intangible assets, net	17,763	19,565
Deferred tax assets, net	101,571	101,571
Other long-term assets	7,407	8,221

Total assets	$761,742	$765,839

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,033	$13,031
Accrued expenses and other current liabilities	51,028	61,156
Short-term deferred revenue	5,900	6,708

Total current liabilities	67,961	80,895

Long-term liabilities:
Other liabilities and long-term deferred revenue	650	877
Deferred tax liabilities	5,502	5,502

Total long-term liabilities	6,152	6,379
Total liabilities	74,113	87,274

Stockholders' equity:
Common stock	3	3
Additional paid-in capital	1,722,493	1,712,897
Accumulated deficit	(1,036,153)	(1,035,613)
Accumulated other comprehensive income	1,286	1,278

Total stockholders' equity	687,629	678,565

Total liabilities and stockholders' equity	$761,742	$765,839

Summary of cash and short-term investments:
Cash and cash equivalents	$220,621	$163,505
Short-term investments, available-for-sale	192,301	238,444

Cash and short-term investments	$412,922	$401,949

InfoSpace, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Three months ended
	March 31, 2007	March 31, 2006
Operating activities:
Net income (loss)	$(540)	$3,005
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,393	7,025
Stock-based compensation	7,285	4,109
Deferred income taxes	1,012	1,967
Gain on sale of assets	(1,266)	—
Restructuring	433	—
Other	189	(187)
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	12,926	7,551
Other receivables	621	804
Prepaid expenses and other current assets	2,842	2,477
Other long-term assets	814	(1,625)
Accounts payable	(3,619)	(2,549)
Accrued expenses and other current and long-term liabilities	(10,730)	(302)
Deferred revenue	(1,047)	(332)

Net cash provided by operating activities	15,313	21,943

Investing activities:
Purchases of property and equipment	(8,238)	(4,308)
Proceeds from the sale of assets and equity investments	1,515	33
Proceeds from sales and maturities of investments	70,826	76,930
Purchases of investments	(24,700)	(92,691)

Net cash provided (used) by investing activities	39,403	(20,036)

Financing activities:
Proceeds from exercise of stock options	1,659	1,229
Proceeds from issuance of stock through employee stock purchase plan	741	943

Net cash provided by financing activities	2,400	2,172

Net increase in cash and cash equivalents	57,116	4,079

Cash and cash equivalents:
Beginning of period	163,505	153,013

End of period	$220,621	$157,092

InfoSpace, Inc.

Segment Information (1)

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	March 31, 2007	March 31, 2006
Online
Revenue	$45,040	$46,130
Content and distribution expenses (2)	16,317	16,275
Operating expenses	10,711 (3)	9,794 (4)

Segment income	18,012	20,061
Segment margin	40.0%	43.5%

Mobile
Revenue	41,603	44,144
Content and distribution expenses (2)	25,300	25,337
Operating expenses	19,700 (3)	19,267 (4)

Segment loss	(3,397)	(460)
Segment margin	-8.2%	-1.0%

Total
Total revenue	86,643	90,274
Total content and distribution expenses (2)	41,617	41,612
Total segment operating expenses	30,411 (3)	29,061 (4)

Total segment income	14,615	19,601
Total segment margin	16.9%	21.7%

Corporate
Operating expenses	6,414	6,895
Depreciation	4,591	3,317
Amortization of intangible assets	1,802	3,708
Stock-based compensation	7,285	4,109
Restructuring and other, net (5)	(833)	—
Other income, net	(5,191)	(3,872)
Provision for income taxes	1,087	2,439

Net income (loss)	$(540)	$3,005

(1)

In the three months ended March 31, 2007, the Company realigned its operations and, as a result, changed the way it presents its financial information to its chief operating decision maker to better reflect how management measures operating performance.

(2)

Amounts primarily include revenue sharing arrangements with the Company's Online distribution partners as well as online content and data licenses, and primarily include royalties and license fees related to the Company's Mobile products and other content or data licenses.

(3)

Amount includes expenses directly attributable to the reportable business units and, in addition, include certain indirect expenses allocated to the reportable business units based on internal usage measurements. Segment operating expenses do not include allocations for certain indirect general and administrative expenses, depreciation and amortization expense, stock-based compensation expense, restructuring and other charges, non-operating gains and losses, income taxes or interest income.

(4)

Amount includes certain indirect expenses allocated to the reportable business units based on the manner in which the Company currently operates. Segment operating expenses do not include allocations for certain indirect general and administrative expenses, depreciation and amortization expense, stock-based compensation expense, restructuring and other charges, non-operating gains and losses, income taxes or interest income.

(5)	Amount consists of a gain on the sale of the assets related to a games studio of $1.3 million and restructuring charges of $433,000.

InfoSpace, Inc.

Segment Information (1)

(Unaudited)

(Amounts in thousands)

	Three Months Ended				Year Ended December 31, 2006
	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006
Online
Revenue	$46,130	$50,373	$48,567	$41,831	$186,901
Content and distribution expenses (2)	16,275	18,122	18,217	14,058	66,672
Operating expenses (3)	9,794	9,419	10,096	11,531	40,840

Segment income	20,061	22,832	20,254	16,242	79,389
Segment margin	43.5%	45.3%	41.7%	38.8%	42.5%

Mobile
Revenue	44,144	45,473	47,731	47,488	184,836
Content and distribution expenses (2)	25,337	27,999	29,487	28,832	111,655
Operating expenses (3)	19,267	25,140	24,487	21,869	90,763

Segment loss	(460)	(7,666)	(6,243)	(3,213)	(17,582)
Segment margin	-1.0%	-16.9%	-13.1%	-6.8%	-9.5%

Total
Total revenue	90,274	95,846	96,298	89,319	371,737
Total content and distribution expenses (2)	41,612	46,121	47,704	42,890	178,327
Total segment operating expenses (3)	29,061	34,559	34,583	33,400	131,603

Total segment income	19,601	15,166	14,011	13,029	61,807
Total segment margin	21.7%	15.8%	14.5%	14.6%	16.6%

Corporate
Operating expenses	6,895	6,267	7,544	6,633	27,339
Depreciation	3,317	3,457	4,635	4,674	16,083
Amortization of intangible assets	3,708	3,611	3,046	1,848	12,213
Stock-based compensation	4,109	4,635	4,807	3,312	16,863
Restructuring	—	—	57,789	4,527	62,316
Other income, net	(3,872)	(4,723)	(5,405)	(5,381)	(19,381)
Income tax provision (benefit)	2,439	900	(11,676)	(30,201)	(38,538)

Net income (loss)	$3,005	$1,019	$(46,729)	$27,617	$(15,088)

(1)

In the three months ended March 31, 2007, the Company realigned its operations and, as a result, changed the way it presents its financial information to its chief operating decision maker to better reflect how management measures operating performance.

(2)

Amounts primarily include revenue sharing arrangements with the Company's Online distribution partners as well as online content and data licenses, and primarily include royalties and license fees related to the Company's Mobile products and other content or data licenses.

(3)

Amounts include certain indirect expenses allocated to the reportable business units based on the manner in which the Company currently operates. Segment operating expenses do not include allocations for certain indirect general and administrative expenses, depreciation and amortization expense, stock-based compensation expense, restructuring and other charges, non-operating gains and losses, income taxes or interest income.

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Adjusted EBITDA Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended
	March 31, 2007	March 31, 2006
Net income (loss) (2)	$(540)	$3,005
Depreciation	4,591	3,317
Amortization of intangible assets	1,802	3,708
Stock-based compensation	7,285	4,109
Other income, net (3)	(5,191)	(3,872)
Provision for income taxes	1,087	2,439

Adjusted EBITDA	$9,034	$12,706

Adjusted EBITDA Reconciliation for Forward Looking Guidance

(Amounts in thousands)

	Ranges for the three months ended June 30, 2007		Ranges for the year ended December 31, 2007
Net loss	$(5,000)	$(4,000)	$(3,000)	$(1,000)
Depreciation and amortization of intangible assets	7,500	7,500	24,000	24,000
Stock-based compensation	7,600	6,800	27,400	27,800
Other income, net (3)	(5,000)	(5,000)	(20,000)	(20,000)
Income tax provision (benefit)	(4,100)	(3,300)	(400)	1,200

Adjusted EBITDA	$1,000	$2,000	$28,000	$32,000

(1)

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA") is a non-GAAP financial measure and is reconciled to net income (loss), which the Company's management believes to be the most comparable generally accepted accounting principles ("GAAP") measure. Adjusted EBITDA results are calculated by adjusting GAAP net income (loss) to exclude the effects of income taxes, depreciation, amortization of intangible assets, stock-based compensation expense and other income, net (including such items as interest income, litigation settlements and contingencies, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed above. The Company uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period to period comparisons. The Company's management believes that this non-GAAP financial measure is a common measure used by investors and analysts to evaluate its performance. This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the results of operations and trends affecting the Company's business. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, income from continuing operations in accordance with GAAP.

(2)	As presented in the unaudited Condensed Consolidated Statements of Operations.
(3)	Other income, net, primarily consists of interest income, gains or losses from the disposal of assets, and foreign currency transaction gains or losses.